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                                                                    EXHIBIT  4.1


NUMBER                                                      CLASS A COMMON UNITS

EEP


THIS CERTIFICATE IS REGISTERED
IN NEW JERSEY AND NEW YORK

SEE REVERSE FOR CERTAIN DEFINITIONS                                     ENBRIDGE
                                                               CUSIP 29250R 10 6

                         ENBRIDGE ENERGY PARTNERS, L.P.
                  CERTIFICATE EVIDENCING CLASS A COMMON UNITS
             REPRESENTING CLASS A COMMON LIMITED PARTNER INTERESTS


THIS CERTIFIES THAT



IS THE REGISTERED HOLDER OF                                CLASS A COMMON UNITS,


representing Class A common limited partner interests in Enbridge Energy Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class A Common Units represented by the Certificate. This Certificate and the Class A Common Units represented hereby are issued and shall in all respects be subject to all of the provisions of the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof.


Witness the facsimile signatures of the duly authorized officers of the General Partner of the Partnership.


                                            Enbridge Energy Company, Inc.


Dated:

Countersigned and Registered;
Mellon Investor Services LLC
Transfer Agent and Registrar
By

                                     (SEAL)

                              By /s/ S. MARK CURWIN        By /s/ DAN C. TUTCHER


                              S. Mark Curwin               Dan C. Tutcher
Authorized Signature          Corporate Secretary          President


FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF
THIS CERTIFICATE APPEAR ON THE REVERSE SIDE.